Exhibit 23(a)




                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Registration Statement Nos. 33-20985, 33-27820, 33-43772, 33-50317, 33-55812 and 33-66078) of McCaw
Cellular Communications, Inc. ("McCaw") of our report, dated January 27, 1993, on our audits of the consolidated financial statements of American Telephone and Telegraph Company and its subsidiaries, which is included in McCaw's Current Report on Form 8-K/A (Amendment No. 3) dated August 16, 1993.



                                   COOPERS & LYBRAND



New York, New York
April 15, 1994